Exhibit 26-(h)(14)(c): Amendment No. 2 to Participation Agreement by and among ReliaStar Life Insurance Company of New York, Putnam Variable Trust and Putnam Mutual Funds Corp.

PUTNAM PARTICIPATION AGREEMENT AMENDMENT

AMENDMENT NO. 2

     Amendment to the Participation Agreement among ReliaStar Life Insurance Company of New York (formerly ReliaStar Bankers Security Life Insurance Company) (the "Company"), Putnam Variable Trust (the "Trust" ) and Putnam Mutual Funds Corp. (the "Underwriter") dated January 16, 1997 (the "Agreement").

Schedule A is hereby revised to read as follows:

SCHEDULE A
CONTRACTS
MARCH 1, 1999

1.	ReliaStar Life Insurance Company of New York Variable Life Separate Account I

	(a)	Flexible Premium Variable Life Insurance Policy Contract Form Number: 85-251 and State Exceptions

	(b)	Survivorship Flexible Premium Variable Life Insurance Policy Contract Form Number: 85-438

2.	ReliaStar Life Insurance Company of New York Variable Life Separate Account II

	(a)	Flexible Premium Variable Annuity Insurance Policy Contract Form Number: 85-499

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of March 1, 1999.

ReliaStar Life Insurance Company of New York

By: /s/ Robert C. Salipante
Name: Robert C. Salipante
Title: President and Chief Executive Officer

Putnam Varible Trust

By: /s/ John R. Verani
Name: John R. Verani
Title: Vice President

Putnam Mutual Funds Corp.

By: /s/ Eric S. Levy
Name: Eric S. Levy
Title: Senior Vice President